Exhibit 10.7

SLR SECURED SPECIALTY LENDING FUND

FOR CLASS F, D, S & I SHARES

SUBSCRIPTION AGREEMENT

[●] 2026

THE SHARES OF SLR SECURED SPECIALTY LENDING FUND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIPTION AGREEMENT

SLR Secured Specialty Lending Fund

500 Park Avenue, 3rd Floor

New York, NY 10022

Ladies and Gentlemen:

This Subscription Agreement (“Subscription Agreement”) is being executed and delivered in connection with the subscription by the undersigned (the “Subscriber”) to purchase the number of shares of Class F Common Stock, par value $0.001 per share, Class D Common Stock, par value $0.001 per share, Class S Common Stock, par value $0.001 per share, and Class I Common Stock, par value $0.001 per share (collectively, the “Shares”), of SLR Secured Specialty Lending Fund, a Delaware statutory trust (the “Company”), through periodic calls of all or a portion of capital amounts of the Subscriber’s aggregate capital commitment (the “Capital Commitment”) in the amounts set forth on the signature page below. Capitalized terms used herein shall have the same meanings herein as defined in the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented (the “Memorandum”), unless otherwise defined herein.

In addition to completing and signing the signature page to this Subscription Agreement, each Subscriber must complete any necessary attachments contained in this package (such attachments, together with the Subscription Agreement, the “Subscription Documents”) in the manner described below. This Subscription Agreement may be executed by hand or any electronic signature service, and any such signature shall be treated as an original signature. For purposes of these Subscription Documents, the “Subscriber” is the person or entity for whose account the Shares will be purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Subscriber, but should indicate the capacity in which it is doing so and the name of the Subscriber. All appendices to this Subscription Agreement are incorporated by reference herein.

(a) Investor Questionnaire. Complete Appendix A attached to this Subscription Agreement.

(b) Tax Forms. Fill in and sign and date the attached Form W-9. Each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, in accordance with the instructions to such Form. In the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, each Subscriber is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.

(c) Evidence of Authorization. Each Subscriber must provide satisfactory evidence of authorization and may be required to submit further information for “know your customer” and anti-money laundering purposes.

(i) For Corporations: certified documentation evidencing the corporation’s existence and certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

(ii) For Partnerships: certified documentation evidencing the partnership’s existence and a certified copy of the partnership agreement (which, in the case of a limited partnership, identifies the general partner(s)).

(iii) For Limited Liability Companies: certified documentation evidencing the limited liability company’s existence and a certified copy of the limited liability operating agreement identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

(iv) For Trusts: a copy of the trust agreement

(v) For Employee Benefit Plans: Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

(d) Delivery of Subscription Documents. Completed and executed copies of the Subscription Agreement and all of the documents referred to in clauses (a) through (c) above, should be delivered to the Company at [●] or through secure file transfer.

(e) Acceptance by the Company. If the Company accepts the Subscriber’s subscription (in whole or in part), a fully executed set of the Subscription Documents will be returned to the Subscriber. The Company may accept and countersign this Subscription Agreement (in whole or in part) at any time.

1. Subscription.

(a) The Subscriber acknowledges and agrees that this subscription (i) is irrevocable on the part of the Subscriber, (ii) is conditioned upon acceptance by the Company and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion at any time. The Subscriber agrees to be bound by all the terms and provisions of this Subscription Agreement, the Memorandum, the Company’s bylaws, in the form attached hereto as Appendix B (as amended, the “Bylaws”), the declaration of trust of the Company, in the form attached hereto as Appendix C (as amended, the “Declaration of Trust”), the Investment Advisory Agreement by and between SLR Secured Lending Partners, LLC (the “Adviser”) and the Company, in the form attached hereto as Appendix D (as amended, the “Advisory Agreement”), and the Administration Agreement by and between the Company and SLR Capital Management, LLC, the Company’s administrator (the “Administrator”), in the form attached hereto as Appendix E (as amended, the “Administration Agreement” and, together with the Memorandum, the Bylaws, the Declaration of Trust and the Advisory Agreement, the “Operative Documents”) together with this Subscription Agreement.

(b) The Subscriber agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. “Initial Closing Date” means the date on which Capital Commitments are first accepted by the Company.

(c) The Company has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Company is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the Memorandum, together with reports the Company may file under the Exchange Act from time to time, in making its investment decisions. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Subscriber, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

2. Acceptance of Subscription; Closings.

This Subscription Agreement is made subject to the following terms and conditions:

(a) The Company shall have the right to accept or reject the Subscriber’s subscription, in whole or in part, for any reason, including, without limitation, (i) the inability of the Subscriber to meet the standards imposed by Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the ineligibility of the Subscriber under applicable state or foreign securities laws or (iii) for any other reason.

(b) If the Subscriber’s subscription is accepted in part and rejected in part, the Subscriber will be so notified and the Subscriber agrees to deliver promptly upon the Company’s request a new signature page to this Subscription Agreement with respect to which the Subscriber’s Capital Commitment shall be such lesser amount as may be determined by the Company.

(c) If the Subscriber’s subscription is wholly rejected, the executed copies of this Subscription Agreement will be returned to the Subscriber.

(d) The closing of the subscription for the Shares by the Subscriber (the “Closing”) shall take place on the date that this Subscription Agreement (having been executed and fully completed by the Subscriber) is accepted in whole or in part by the Company (such date being the date filled in by the Company on the signature page hereto). On the date of the receipt of the Subscriber’s first Drawdown Purchase, assuming the Closing has taken place, the Subscriber shall be registered as a shareholder of the Company (a “Shareholder”).

(e) The Subscriber agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including the Investor Questionnaire attached hereto as Appendix A (the “Investor Questionnaire”).

(f) In the event that the Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber shall be required to enter into an addendum to this Subscription Agreement covering such additional capital commitment.

3. Drawdowns.

(a) Subject to Section 3(d), the Subscriber agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company. Subscriber shall be required to fund a capital contribution to purchase Shares (a “Drawdown Purchase”) each time the Company delivers a notice (the “Drawdown Notice”) to the Subscriber. Drawdown Notices shall be delivered at least ten calendar days prior to the date on which payment will be due (each, a “Drawdown Date”) and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Subscriber to purchase Shares on such Drawdown Date. Each purchase of Shares pursuant to a Drawdown Notice will be made at a per Share price equal to the then-current NAV per Share. “NAV per Share” equals the most recent monthly net asset value per Share, as determined by the board of trustees of the Company (the “Board”); provided that for any Drawdown Date that occurs prior to the determination of NAV per Share as of the end of the first month of operation, the NAV per share shall be $25.00. However, the NAV Per Share shall be subject to adjustment to the extent required by Section 23 under the Investment Company Act of 1940, as amended (the “1940 Act”). No Investor shall be required to invest more than the total amount of its Capital Commitment.

(b) Each Drawdown Purchase Price shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions set forth in such Drawdown Notice. In addition to the wire transfer instructions, each Drawdown Notice shall set forth (i) the Drawdown Date, (ii) the aggregate amount of capital that is being drawn down from all Shareholders and (iii) the Subscriber’s share of capital drawn. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s irrevocable and unconditional obligation to pay such Drawdown Purchase Price in the amount set forth therein, without any right of offset, reduction, counterclaim or defense.

(c) Concurrent with any payment of all or a portion of the Drawdown Purchase Price, the Company shall issue to the Subscriber a number of Shares equal to the amount of the Drawdown Purchase Price funded by the Subscriber on the applicable Drawdown Date divided by the NAV per Share as of such Drawdown Date. For the avoidance of doubt, the Company shall not issue Shares for any portion of the Subscriber’s Capital Commitment that has not been paid to the Company and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Capital Commitment”).

(d) Except as set forth below, the Subscriber shall be released from any obligation to fund any portion of its Capital Commitment for which it has not received a Drawdown Notice prior to the termination of the “Investment Period,” which is defined as the period beginning on the Initial Closing Date and ending on the eighth anniversary of the Initial Closing Date, provided that, (i) upon the approval of the Board, the Investment Period can be extended for up to two additional one-year periods and (ii) upon request of the Board and the approval of the shareholders of the Company, the Investment Period can be further extended, and, provided, further, that, the Board can terminate the Investment Period at any time in its discretion if it determines that such termination is consistent with the Board’s exercise of its duties to the Company (subject to any necessary approvals and applicable requirements of the 1940 Act). After termination of the Investment Period, the Subscriber shall be released from any obligation to fund any portion of its Capital Commitment for which it has not received a Drawdown Notice, except to the extent necessary to (A) pay expenses of the Company, including management fees, amounts due or that may become due under any financing or similar obligations, and indemnity obligations, (B) fund investments or obligations (including guarantees) of the Company in connection with any transaction for which there is a binding written agreement as of the end of the Investment Period (including phased investments), or (C) make protective advances and investments related to restructurings and similar transactions involving an existing investment. The Subscriber acknowledges that, at any time, the Board can seek shareholder approval of a “Liquidity Event,” which is defined as any of the following: (1) an initial public offering of the Shares (“IPO”) or a listing of the Shares on a national securities exchange (“listing”) or (2) a transaction pursuant to which the Company would (a) sell all or substantially all of its assets or (b) engage in a merger, consolidation or statutory share exchange with one or more entities in which all or substantially all of the Shares then outstanding are converted into cash or securities of another entity. Potential acquirers could include other business development companies (“BDCs”) and entities that are not BDCs, in each case, that are advised by the Adviser or its affiliates or by unaffiliated third parties. However, any Liquidity Event must (a) be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter and (b) give shareholders the option to receive consideration, in the form of cash, in an amount per share that is not less than the net asset value per share as of the closing of the Liquidity Event. Notwithstanding the foregoing, the Subscriber shall be released from any obligation to make any Drawdown Purchases upon the closing of any Liquidity Event.

(e) The Subscriber acknowledges and agrees that the Company intends to request contributions from all Investors with an Undrawn Capital Commitment pro rata in accordance with the Capital Commitments of all investors with Undrawn Capital Commitments; provided that the Company shall retain the right, if determined by the Company in its sole discretion, to require the Subscriber (i) to fund a Drawdown Purchase Price that is more or less than its pro rata share or (ii) to fund a Drawdown Purchase Price (but not require Other Investors to do so), in either case, in order to accelerate the fulfillment of the Subscriber’s Capital Commitment if less than 20% of the Subscriber’s Capital Commitment remains undrawn, to seek to equalize the percentage of the Subscriber’s total Capital Commitment that has been contributed to the Company relative to the capital contributions of Other Investors, or to avoid any of the Default Remedy Limitations (as defined below) or for other regulatory reasons. The Subscriber acknowledges and agrees that the Company may, if determined by the Company in its sole discretion, from time to time require capital contributions from Other Investors and not the Subscriber. Accordingly, Drawdown Notices may be issued only to selected investors and Shareholders (including or excluding the Subscriber) from time to time and require a purchase of Shares by such investors in amounts determined by the Company in its sole discretion.

4. Pledging. Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, transfer its right to draw down capital from the Subscriber pursuant to Section 3, and the Company’s right to receive the Drawdown Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3.

5. Dividends; Dividend Reinvestment Plan. As described more fully in the Memorandum, the Company generally intends to distribute on a quarterly basis, out of assets legally available for distribution, substantially all of its available earnings in such amount so the Company will not have to pay corporate-level income tax, subject to the discretion of the Board. The Company has adopted a dividend reinvestment plan (as in effect from time to time, the “Dividend Reinvestment Plan”), pursuant to which the Company shall reinvest all cash distributions declared by the Board on behalf of any Shareholder, other than any Shareholder that has affirmatively elected to opt out of the Dividend Reinvestment Plan, in exchange for such Shareholder receiving a number of newly issued Shares equal to the quotient determined by dividing the amount of cash otherwise to be distributed to such Shareholder in connection with such distribution by the NAV per Share as of the valuation date fixed by the Board for such distribution. The Subscriber may opt out of the Dividend Reinvestment Plan in the Investor Questionnaire, in which case the Subscriber will receive cash distributions. An election to opt-out or to opt-in to the Dividend Reinvestment Plan may be altered, subject to approval by the Company, by notifying the Company in writing at 500 Park Avenue, 3rd Floor, New York, NY 10022, Attention: Investor Relations. A change in election must be received by the Company at least ten calendar days prior to any distribution date; otherwise, such election shall be effective only with respect to any subsequent distributions. The Subscriber acknowledges and agrees that any distributions received by the Subscriber or reinvested by the Company on the Subscriber’s behalf pursuant to the Dividend Reinvestment Plan shall have no effect on the amount of the Subscriber’s Undrawn Capital Commitment.

6. Remedies Upon Drawdown Purchase Price Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price due from the Subscriber on any Drawdown Date (such amount, together with the amount of the Subscriber’s Undrawn Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten days, then the Company shall be permitted to declare the Subscriber to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Investor” and, collectively with any Other Investors declared to be in default, the “Defaulting Shareholders”) and shall be permitted to pursue one or any combination of the following remedies:

(a) Participation in Future Drawdowns. The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date.

(b) Forfeiture of Shares. One-third of the Shares then held by the Defaulting Investor may be automatically forfeited and transferred on the books of the Company to the Other Investors (other than any other Defaulting Shareholders), pro rata in accordance with their respective number of Shares held; provided that no Shares shall be transferred to any Other Investor pursuant to this Section 6(b) in the event that such transfer would (i) violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (the “Default Remedy Limitations”) (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Investor from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 6(b) is intended to operate as a liquidated damage provision since the damage to the Company and the Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 6(b) and acknowledges that the automatic transfer of one-third of its Shares constitutes a reasonable liquidated damages remedy for any default of the Subscriber’s obligations to fund a Drawdown Purchase Price.

(c) Inability to Vote. To the maximum extent permitted by applicable law, the Defaulting Investor hereby makes, constitutes and appoints the Company with full power of substitution, its true and lawful proxy to exercise all voting and other rights of such Defaulting Investor with respect to the Shares, at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting in exact proportion to the votes or consents cast by Shareholders other than Defaulting Shareholders or, in the absence of any such Shareholders, in the discretion of the proxy.

(d) Other Remedies. The Company may pursue any other remedies against the Defaulting Investor available to the Company at law or in equity. No course of dealing between the Company and any Defaulting Shareholder and no delay in exercising any right, power or remedy conferred in this Section 6 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Company may in its discretion institute a lawsuit against the Defaulting Investor for specific performance of its obligation to pay any Drawdown Purchase Price and any other payments to be made by the Defaulting Investor pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Subscriber agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Subscription Agreement against the Subscriber sustained as a result of any default by the Subscriber and (ii) that any such payment shall not constitute payment of a Drawdown Purchase Price or reduce the Subscriber’s Capital Commitment.

The Subscriber agrees that this Section 6 is solely for the benefit of the Company and shall be interpreted by the Company against the Defaulting Investor in the discretion of the Company. The Subscriber further agrees that the Subscriber cannot and will not seek to enforce this Section 6 against the Company or any other investor in the Company.

7. Representations and Warranties of the Subscriber.

The Subscriber represents and warrants as follows:

(a) Private Placement.

(i) The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and the Subscriber agrees that any Shares acquired by the Subscriber may not be Transferred (as defined below) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Subscriber was offered the Shares through private negotiations, not through any general solicitation or general advertising.

(ii) The Subscriber understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”), and the Subscriber represents and warrants that it is an Accredited Investor.

(iii) The Subscriber understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber, including the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated. In furtherance, and not in limitation, of the foregoing, if the Subscriber is a resident of any of the jurisdictions set forth in the Memorandum, the Subscriber represents, warrants and covenants as specified in the Memorandum hereto for such jurisdiction.

(iv) The Shares to be acquired hereunder are being acquired by the Subscriber for the Subscriber’s own account for investment purposes only and not with a view to resale or distribution. The Subscriber shall not, directly or indirectly, Transfer all or any portion of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge or charge of all or any part of such Shares) except in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, (ii) any applicable U.S. federal or state or non-U.S. securities laws and (iii) the terms of this Subscription Agreement and the Declaration of Trust. The Subscriber understands that it may be required to bear the economic risk of its investment in the Shares for a substantial period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Securities Act and, therefore, the Shares cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.

(b) The Subscriber is not subject to and is not aware of any facts that would cause such Subscriber to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(c) The Subscriber has received, read carefully in its entirety, and understands the Memorandum. The Subscriber has consulted with its own attorney, accountant, investment adviser or other adviser with respect to the investment contemplated hereby and its suitability for the Subscriber, and the Subscriber understands and consents to the fees, risks and other considerations relating to the purchase of the Shares and an investment in the Company, including the fees outlined in the section titled “Management Agreements” of the Memorandum and the risks and other considerations set forth in the sections titled “Risk Factors” and “Certain Relationships and Related Party Transactions” in the Memorandum. The Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company, all such questions have been answered to the Subscriber’s full satisfaction, and the Subscriber has obtained any additional information concerning the Company sought by the Subscriber. The Subscriber acknowledges that no representations have been made to the Subscriber in connection with its investment in the Company, other than the Offering Materials.

(d) The Subscriber has substantial knowledge and experience in business and financial matters and is capable of evaluating the merits and risks of a purchase of the Shares. The Subscriber understands that there can be no assurance that the Company will meet its investment objective or otherwise be able to successfully carry out its investment program.

(e) The Subscriber has the financial ability to bear the economic risk of its investment in the Company (including the possible loss of its investment), has adequate means for providing for its current needs and has no current need for liquidity in connection with its purchase of the Shares.

(f) The purchase of the Shares by the Subscriber is consistent with the general investment objectives of the Subscriber.

(g) If the Subscriber is a natural person, the Subscriber’s domicile and principal residence are at the address shown on the signature page below. If the Subscriber is not a natural person, the Subscriber has its domicile, principal place of business, or principal office at the address shown on the signature page below. The Subscriber received the Offering Materials, the Operative Documents, and this Subscription Agreement at the address of the Subscriber on the signature page below.

(h) The Subscriber is not an entity (including a qualified retirement plan) in which a holder of an interest in the Subscriber may decide whether or how much to invest through the Subscriber in various investment vehicles, including the Company, unless the Subscriber has so notified the Company in writing.

(i) If the Subscriber is not a natural person, then, unless the Subscriber has notified the Company in writing that the Subscriber was formed for the specific purpose of acquiring Shares and all of the equity holders of the Subscriber are accredited investors, the Subscriber’s Capital Commitment does not exceed 40% of the Subscriber’s assets. If at any time the Subscriber holds Shares, the Subscriber shall no longer be in compliance with the provisions of this Section 7(i), it shall promptly notify the Company.

(j) If the Subscriber is not a citizen of the United States, or a resident of or entity created under the laws of any state of the United States (any such citizen, resident or entity being hereinafter called a “Domestic Person”), the Subscriber is not purchasing the Shares on behalf of any Domestic Person, and the Subscriber has no present intention of becoming a Domestic Person.

(k) If the Subscriber is a natural person, the Subscriber is of legal age in its country or state of residence and has legal capacity to execute, deliver and perform its obligations under this Subscription Agreement and the Declaration of Trust and to subscribe for and purchase the Shares hereunder. If the Subscriber is not a natural person, the Subscriber is an entity of the kind set forth under the applicable item of the Investor Questionnaire and has been duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, and the Subscriber has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and to subscribe for and purchase the Shares hereunder. The Subscriber’s purchase of the Shares and its execution, delivery and performance of this Subscription Agreement (i) has been duly executed and delivered by the Subscriber, (ii) constitutes the legal, valid and binding obligation of the Subscriber (except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity, and (C) as the enforcement of remedies rests in the discretion of any court) and (iii) does not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(l) The execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby and under the Declaration of Trust and the performance of the Subscriber’s obligations hereunder and under the Declaration of Trust do not and will not conflict with, or result in any violation of or default under, (i) if the Subscriber is not a natural person, any provision of any certificate of formation, certificate of incorporation, charter, by-laws, memorandum and articles of association, trust agreement, partnership agreement, limited liability company agreement or other organizational or governing instrument applicable to the Subscriber, (ii) any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or (iii) any permit, franchise, judgment, decree, statute, writ, injunction, order, law, rule or regulation applicable to the Subscriber or to its business or properties. In addition, the Subscriber represents that its power of attorney contained in this Subscription Agreement and to be exercised in connection with the Declaration of Trust has been granted by the Subscriber, including as to the manner of any execution by the Subscriber, in compliance with all laws applicable to the Subscriber, including the laws of the state or jurisdiction in which the Subscriber executed this Subscription Agreement. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

(m) The Subscriber understands that the Company intends to file or has filed an election to be treated as a BDC under the 1940 Act and intends to elect or has elected to be treated as a “regulated investment company” within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Company as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it shall be required to include additional information on its income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(n) The Subscriber understands that: (i) investments in Shares in excess of certain limits may be restricted by Sections 12(d)(1)(A) and (C) of the 1940 Act; (ii) it is the responsibility of the Subscriber to monitor its investments in Shares to comply with these restrictions; (iii) the Company has the right to reject, in whole or in part, the Subscriber’s subscription because of these restrictions; and (iv) to the extent the Subscriber intends to invest in Shares in excess of these limits in reliance on an exemption under the 1940 Act (including Rule 12d1-4 thereunder), the Subscriber must first notify the Company.

(o) ERISA and Other Plan Matters.

(i) If the Subscriber is, is acting on behalf of, or will be (1) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to ERISA, (2) a “plan” described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (3) an entity that is, or is deemed to be, using (under 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) or otherwise for purposes of ERISA or Section 4975 of the Code) “plan assets” to purchase or hold its investments (each, a “Benefit Plan Investor”), the Subscriber has so indicated in the Investor Questionnaire.

(ii) If the Subscriber is, or will be, or is acting on behalf of, a Benefit Plan Investor or a “governmental plan” within the meaning of Section 3(32) of ERISA, a “foreign plan,” or another plan or retirement arrangement that is not subject to Title I of ERISA and with respect to which Section 4975 of the Code does not apply, but is subject to federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”) or an entity or that is deemed to hold the assets of such a plan (each, an “Other Plan Investor” and, together with a Benefit Plan Investor, a “Plan”), the Subscriber represents, warrants and agrees that:

(i) The acquisition and the subsequent holding of such Shares do not and will not constitute a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a violation of any Similar Law applicable to the Subscriber;

(ii) The decision to acquire Shares was made by a “fiduciary” of the Plan within the meaning of Section 3(21) of ERISA, Section 4975(e)(3) of the Code or Similar Law (the “Plan Fiduciary”) that is independent of the Company, the Adviser and their respective employees, representatives and affiliates, is qualified to make investment decisions on behalf of the Plan and has authorized the Subscriber’s investment in the Company;

(iii) The Subscriber’s investment in Shares conforms in all respects to the documents governing the Plan and, assuming the assets of the Company do not constitute “plan assets” subject to the provisions of Title I of ERISA or Section 4975 of the Code or Similar Law, complies with all applicable requirements of ERISA, Section 4975 of the Code and Similar Law;

(iv) The Plan Fiduciary has been informed about the fee structure of the Company, including the incentive fee component, and has concluded that such fees are reasonable and the investment in the Company otherwise constitutes a reasonable contract or arrangement, and the Subscriber acknowledges and agrees that none of the Adviser or its employees, representatives or affiliates have any discretion, or are otherwise acting in a fiduciary capacity with respect to the Plan’s investment in the Company, whether pursuant to the provisions of ERISA, Section 4975 of the Code or otherwise, and, without limiting the generality of the foregoing, the Subscriber has not relied on, and is not relying on, any investment advice or recommendation of any such person with respect to the Plan’s investment in the Company;

(v) The Subscriber has considered the investment in the Company and has determined that, in view of such considerations, the purchase of Shares is consistent with the Subscriber’s responsibilities under ERISA or Section 4975 of the Code, including (i) whether the investment in the Company is prudent; (ii) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Subscriber, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (iii) whether the Subscriber’s current and anticipated liquidity needs would be met, given the limited rights to redeem or transfer the Shares; (iv) whether the investment would permit the Subscriber’s overall portfolio to remain adequately diversified; (v) whether the investment is permitted under documents governing the Subscriber; (vi) whether the investment may result in any adverse tax consequences to the Subscriber; and (vii) the risks associated with an investment in the Company;

(vi) The Subscriber (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company, the Adviser and all of their respective affiliates; (iii) has determined that each of the Company and the Adviser is not a “party in interest” or “disqualified person” (as such terms are defined in ERISA and Section 4975 of the Code) with respect to the Benefit Plan Investor; (iv) is qualified to make such investment decision and has, to the extent it deems necessary, consulted its own investment advisors and legal counsel regarding the investment in the Company; and (v) in making its decision to invest in the Company has not relied on any advice or recommendation of the Company, the Adviser or any of their affiliates;

(vii) The Subscriber acknowledges that the Company has the authority to require the redemption, withdrawal or other cancellation of any Shares if it is determined that the continued holding of such Shares could result in the Company being subject to the provisions of Title I of ERISA or Section 4975 of the Code; and

(viii) Without limiting the remedies available in the event of a breach, the Subscriber agrees promptly to provide to the Company such information as the Company may from time to time reasonably request for purposes of determining whether the assets of the Company are “plan assets” within the meaning of the Plan Assets Regulation, and any other matters relating to ERISA or compliance with ERISA, Section 4975 of the Code or Similar Law arising in connection with the Subscriber’s investment in the Company, or the operation or investments of the Company.

The representations and warranties set forth in this Section 7(o) shall be deemed repeated and reaffirmed on each day the Subscriber holds Shares. Without limiting the remedies available in the event of a breach, if at any time the representations and warranties set forth in this Section 7(o) shall cease to be true, including because there is a change in the Subscriber’s Plan status or the percentage of assets that constitute “plan assets” subject to the provisions of Title I of ERISA or Section 4975 of the Code, then the Subscriber shall promptly notify the Company in writing.

(p) The Subscriber has notified, or shall promptly notify, the Company if the Subscriber is or becomes a person that may be disqualified from participating in the Company’s acquisition of Securities sold in a public offering under Rules 5130 and 5131 of the Financial Industry Regulatory Authority, as in effect from time to time.

(q) If the Subscriber is a partnership or any other entity that is treated as a partnership for U.S. income tax purposes, a grantor trust within the meaning of Sections 671-679 of the Code, or a S corporation within the meaning of Section 1361 of the Code, the Subscriber represents that at no time during the term of the Company will 65% or more of the value of any beneficial owner’s direct or indirect interest in the Subscriber be attributable to the Subscriber’s interest in the Company. Except as otherwise disclosed to the Company in writing, the Subscriber is not disregarded as an entity separate from its owner within the meaning of Treasury Regulation Section 301.7701-3.

(r) None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including the Investor Questionnaire and any Form W-9 or the relevant Forms W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP)), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(s) The Subscriber agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company of the Company may be subject.

(t) The Subscriber, if an individual, has read carefully in its entirety, and understands and agrees with, the Company’s Investor Privacy Notice attached hereto as Appendix F.

(u) The Subscriber agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Section 7 or any information provided by the Subscriber herein or in any document required to be provided under this Subscription Agreement (including the Investor Questionnaire and any Form W-9 or Forms W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP)), as applicable, ceases to be true at any time following the date hereof.

8. Representations and Warranties of the Company.

The Company represents and warrants as follows (in reliance, where applicable, on the representations and warranties of the Subscriber contained in this Subscription Agreement and the representations and warranties of the Other Investors):

(a) The Company is duly formed and validly existing as a statutory trust under the laws of the State of Delaware, and has all requisite corporate power to conduct the business in which it proposes to engage as described in the Memorandum.

(b) No consent, approval or authorization of, or filing or registration with, any governmental authority on the part of the Company is required for the execution and delivery of this Subscription Agreement by it, or the issuance of Shares as contemplated thereby, except for any consents, approvals, authorizations or filings which are required under any applicable securities laws (federal, state or foreign) and which have been made or obtained prior to the Closing or are made or obtained hereafter within the time prescribed by law. All action required to be taken by the Company as a condition to the issuance and sale of the Shares will have been taken at or before the Closing. The execution and delivery of this Subscription Agreement by the Company will not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company. Upon execution and delivery by the Company, this Subscription Agreement (i) will have been duly executed and delivered by the Company, and (ii) will constitute the legal, valid and binding obligation of the Company, except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity and (C) as the enforcement of remedies rests in the discretion of any court.

9. Additional Limitations on Transfer of Capital Commitments and Shares.

(a) General Restrictions on Transfer.

(i) The Subscriber may not Transfer its Capital Commitment. Prior to any Liquidity Event, the Subscriber may Transfer its Shares only in accordance with applicable securities laws and otherwise in compliance with the transfer requirements set forth in Appendix G. Each transferee must agree to be bound by the requirements set forth herein and in Appendix G and all other obligations as an investor in the Company. Following an IPO or listing, the Subscriber shall be restricted from selling or disposing of its Shares by applicable securities laws, contractually by a lock-up agreement with the underwriters of the IPO, and subject to the requirements in Appendix G.

(ii) The Subscriber acknowledges that the Subscriber is aware and understands that there are other substantial restrictions on the transferability of its Capital Commitment or Shares under this Subscription Agreement, the Declaration of Trust and applicable law, including the fact that (A) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (B) the Shares are not currently, and Shareholders have no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

(b) IPO and Listing-Related Restrictions. The Subscriber agrees that for a period beginning on the date of the pricing of an IPO or the initial trade date of a listing and continuing to and including at least 180 calendar days thereafter, the Subscriber shall not, without the prior written consent of the Company, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Shares of the Company or any securities convertible into or exercisable or exchangeable for common stock, or warrants or other rights to purchase Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (C) publicly announce an intention to effect any transaction specified in clause (A) or (B) (collectively, the “Prohibited Activities”). The Subscriber agrees that the specific terms of the foregoing restriction on Prohibited Activities, including the exact time periods of such restriction, and any other limitations on the sale of Shares in connection with or following an IPO or listing will be agreed prior to the IPO or listing between the Board and the Adviser, acting on behalf of the Shareholders, and the underwriters of the IPO or other similar institutions, acting on the Company’s behalf, in connection with a listing, and that the Subscriber will be bound by any such terms and limitations. Notwithstanding the foregoing, to the extent required so that all or any portion of the assets of the Company do not constitute “plan assets” under ERISA or Section 4975 of the Code, in connection with an IPO or listing the Company shall use commercially reasonable efforts to obtain any consent to a Subscriber’s request to Transfer any Shares of the Company on or after the date of the pricing of an IPO or the initial trade date of a listing.

(c) Company Repurchase Program. While the Company currently anticipates commencing a repurchase program pursuant to which the Company may, on a semi-annual basis, repurchase up to 7.5% of the Company’s outstanding Shares, the Subscriber hereby acknowledges and agrees that the Company is under no obligation to commence any repurchase program or otherwise offer to repurchase any Shares prior to the 18-month anniversary of the commencement of Company operations, and that any such program or offer, if commenced or made, may be subsequently modified, discontinued or rescinded at any time. The Subscriber further acknowledges and agrees that, without the prior written consent of the Adviser and the Company, the Subscriber will not tender its Shares for repurchase under the Company’s share repurchase program prior to the 18-month anniversary of the commencement of Company operations. The Subscriber further acknowledges and agrees that if the Subscriber tenders its Shares for repurchase under the Company’s share repurchase program within twelve (12) months of the issuance of Shares to the Subscriber and/or the Subscriber’s receipt of Shares pursuant to any Transfer, as applicable, such repurchase will be subject to an early repurchase deduction of 2.0% of the aggregate NAV of the Shares repurchased. The Subscriber acknowledges and agrees that, other than with respect to the preceding tender offer terms, the Subscriber will not be permitted to voluntarily withdraw or require redemption of all or any portion of its Shares.

10. Compliance with Specific Laws.

(a) Anti-Money Laundering.

(i) Neither the Subscriber, any of its affiliates or beneficial owners, nor any person for whom the Subscriber is acting as agent or nominee, (A) appears on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the list of Foreign Sanctions Evaders maintained by OFAC, or any other lists of restricted parties maintained by the U.S. Government, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, (B) is a senior foreign political figure or any immediate family member or close associate of a senior foreign political figure or (C) is identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Subscriber further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, and that no monies or dividends received as a result of the investment in the Shares will be provided to or for the benefit of, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the U.S. Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Subscriber further represents and warrants that the Subscriber: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. The Subscriber further represents and warrants that the Subscriber does not know or have any reason to suspect that (I) the monies used to fund the Subscriber’s investment in the Shares have been or will be derived from or related to any illegal activities, including money laundering activities and all Capital Contributions by the Subscriber were not, and will not be, directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (II) the proceeds from the Subscriber’s investment in the Shares will be used to finance any illegal activities.

(ii) The Subscriber shall provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the USA PATRIOT Act or the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of such Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures (which, notwithstanding anything in the Company’s privacy policies to the contrary, may then be disclosed to such persons), or to update such information. The Subscriber hereby represents that the Subscriber is in compliance with all such laws. Failure to provide such information upon request may result in the compulsory redemption of the Subscriber’s Shares. Subscriber represents that all evidence of identity provided is genuine.

(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Subscriber to the Company, and all payments and distributions to the Subscriber, shall only be made in the Subscriber’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended.

(b) Affirmation. The representations and warranties set forth in this Section 10 shall be deemed repeated and reaffirmed by the Subscriber to the Company as of each date that the Subscriber is required to make a Drawdown Purchase or other payment to, or receives dividends or other distributions from (even if such distribution is reinvested pursuant to the Dividend Reinvestment Plan), the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 10 cease to be true, the Subscriber shall promptly so notify the Company in writing.

(c) Remedies for Failure to Comply with Section 10. The Subscriber understands and agrees that the Company may not accept any amounts from the Subscriber if it cannot make the representations set forth in this Section 10, and may require the compulsory Transfer of the Subscriber’s Shares. In addition, the Subscriber understands and agrees that, in addition to the foregoing remedial measures, (1) in order to comply with governmental regulations or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber, refusing to process a distribution to Subscriber or suspending other rights the Subscriber may have under this Subscription Agreement or the Declaration of Trust and the Bylaws and (2) the Company may be required to report such action or confidential information relating to the Subscriber (including disclosing the Subscriber’s identity) to regulatory authorities.

11. FATCA Compliance. The Subscriber acknowledges and agrees that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company and the Administrator may from time to time require further information or documentation from the Subscriber and, if and to the extent required under FATCA, the Subscriber’s direct and indirect beneficial owners (if any), relating to or establishing such person’s identity, residence (or jurisdiction of formation) and income tax status, and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Subscriber agrees that it shall provide such information and documentation concerning itself and its beneficial owners (if any), as and when requested by the Company or the Administrator sufficient for the Company to comply with its obligations under FATCA. The Subscriber acknowledges that, if the Subscriber does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, immediately redeem the Subscriber’s Shares or prohibit the Subscriber from purchasing additional Shares or participating in additional investments in the Company. The Subscriber hereby agrees to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Subscriber not providing all requested information and documentation in a timely manner. The Subscriber shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

12. Subscriber Information.

The Company reserves the right to request such information as is necessary to verify the identity of the Subscriber or as may reasonably be requested by the Company in connection with its operations, including such information requested by the Company in connection with entering into any borrowing or other financing arrangement. The Subscriber shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Subscriber’s representations and warranties or as required for the Company’s operations. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, or if otherwise required by law or regulation, the Company may refuse to accept the Subscription or may refuse to process a distribution until proper information has been provided.

The Subscriber agrees further that the Adviser and the Company shall be held harmless and indemnified against any loss, claim, cost, damage or expense arising as a result of a failure to process any subscription or distribution if such information as has been required by the Company has not been provided by the Subscriber or which the Adviser or the Company may suffer as a result of any violations of law committed by the Subscriber.

13. Applicable Law.

This Subscription Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

14. Notices.

(a) All notices, demands, solicitations of consent or approval, statements, tax documents, reports, and other communications under the Operative Documents, this Subscription Agreement or otherwise in connection with the Company (collectively, “Notices”) shall be in writing, and shall be sufficiently given if personally delivered, sent by postage prepaid, registered or certified mail, return receipt requested, sent by a reputable overnight courier service, or sent by Electronic Transmission (as defined below), addressed as follows: if intended for the Company, to the Company’s principal office or to any physical address, facsimile number, e-mail address, or other applicable identifier (each, an “Address”) that the Company may designate by notice given in accordance with this Section 14 and, if intended for the Subscriber, to the Address of the Subscriber set forth on the signature page hereto, or if subsequently updated in the books and records of the Company, to the Address set forth in the books and records of the Company, or to such other Address as the Subscriber may designate by written notice in accordance with this Section 14. It is the Subscriber’s responsibility to ensure that the Address of the Subscriber set forth on the signature page hereto and in the books and records of the Company is current, true, accurate, and complete. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, three days after the date on which deposited in the mails, (iii) if sent by a reputable overnight courier service, on the second business day after transmittal thereof to such courier service, (iv) if sent by Electronic Transmission, on the date sent, or (v) in any event and notwithstanding any provision of this Section 14 to the contrary, no later than when actually received, provided that notices of a change of Address shall not be deemed given until the actual receipt thereof. Notwithstanding any provision hereof to the contrary, any Notice may be given by posting such Notice to, or making such Notice otherwise available from, any Web portal or other electronic network established or maintained by or for the benefit of the Company, the Adviser, or any affiliate thereof, together with written notice given in any manner authorized by this Subscription Agreement (other than this sentence) to the effect that such Notice has been so posted or is otherwise so available, in which case such Notice shall be deemed to have been given on the later of (x) the date that such Notice is posted to, or otherwise accessible from, such Web portal or other electronic network and (y) the date that such notice of posting or availability is deemed given hereunder. The provisions of this Section 14 shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient thereof, and that may be printed or reproduced in paper form by such recipient through an automated process, including without limitation facsimile transmission, e-mail communication, and a .pdf file attached to an e-mail communication.

(b) If the Subscriber is a participant in any investment vehicle (other than the Company) or account established, sponsored, or managed by SLR Capital Partners, LLC or any affiliate thereof (each, an “SLR Product”), then the Subscriber agrees that all notices, demands, solicitations of consent or approval, statements, tax documents, reports, and other communications under the constitutive documents of or in connection with such SLR Product (each, a “SLR Notice”) may be given in the same manner as any Notices as set forth in Section 14(a), even though the Subscriber may currently receive such SLR Notices in a different manner.

(c) The Subscriber hereby agrees to enter into any commercially reasonable end user license agreement required of users of any Web portal or other electronic network established, maintained, or made available by or for the benefit of the Company, the Adviser, or any affiliate thereof pursuant to which Notices or SLR Notices are or will be delivered.

15. Power of Attorney.

By executing this Subscription Agreement the Subscriber hereby makes, constitutes and appoints the Company with full power of substitution, its true and lawful attorney-in-fact, in its name, place and stead for its use and benefit, to approve, execute, acknowledge, swear to, file and record:

(a) any and all filings required to be made by the Subscriber under the Exchange Act with respect to any of the Company’s securities that may be deemed to be beneficially owned by the Subscriber under the Exchange Act;

(b) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or other financing arrangement and to grant any pledge or other security interest, including over the Subscriber’s Capital Commitment or Shares, in connection therewith;

(c) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or regulation to permit the Company to become or to continue as a BDC;

(d) all conveyances and other instruments necessary or appropriate to effect the dissolution and liquidation of the Company;

(e) all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Company; and

(f) any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its sole discretion are necessary or desirable to effectuate the provisions of this Subscription Agreement or any Other Subscription Agreements and the purposes of the Company.

It is expressly acknowledged by the Subscriber that the foregoing power of attorney is coupled with an interest and shall survive death or legal incapacity of the Subscriber, and is irrevocable. Such power of attorney may be exercised by said attorney-in-fact either by signing separately as attorney-in-fact for each of the Investors or by listing all the Investors with a single signature as attorney-in-fact for all of them. Such power of attorney shall survive the termination or dissolution of the Subscriber or the assignment of its interest in the Company; provided, however, that such power of attorney will so survive only to the extent necessary to enable said attorney-in-fact to effect substitution (if approved by the Company) of the Subscriber’s successor-in-interest. The Subscriber hereby waives any and all defenses which may be available to contest, negate or disaffirm the actions of said attorney-in-fact taken in good faith under such power of attorney.

This power of attorney does not supersede the terms of this Subscription Agreement or any written agreement between the Company and the Subscriber nor is it to be used to deprive the Subscriber of its rights as a Shareholder, and is intended only to provide a simplified system for execution of documents. The Subscriber shall execute and deliver to the Company, within five days after the receipt of a request therefor, such confirmatory powers of attorney as the Company may request.

16. Effect of Representations; Survival; Indemnity

The Subscriber understands that the offer and sale of the Shares is being made in reliance on specific exemptions from requirements of federal and state securities laws and that the Company and the controlling persons thereof, will rely on the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in determining the applicability of such exemptions. The Subscriber hereby confirms that all such representations and warranties will remain true and complete on the date of acceptance by the Company of the Subscriber’s subscription hereunder.

This Subscription Agreement, including all representations and warranties of the Subscriber contained herein, shall survive the sale of the Shares to the Subscriber, and the admission of the Subscriber as a Shareholder of the Company.

To the fullest extent permitted under applicable law, the Subscriber agrees to indemnify and hold harmless the Company, the Adviser, the Administrator and their respective affiliates, and each partner, member, shareholder, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Subscriber to the Company or in any agreement executed by the Subscriber in connection with the Subscriber’s investment in Shares.

17. Confidentiality.

The Subscriber acknowledges that the Memorandum and other information relating to the Company (the “Confidential Information”) have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding any other investment vehicles whose investment adviser is the Adviser or an affiliate of the Adviser. Subscriber agrees to comply with all laws, including securities laws, concerning Confidential Information, and Subscriber agrees that it shall not trade in the securities of any issuer about which Subscriber receives material non-public information under this Subscription Agreement or in its capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (a) reproduce the Memorandum or any other Confidential Information, in whole or in part, or (b) disclose the Memorandum or any other Confidential Information to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other Confidential Information if the Subscriber has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 17 and the Subscriber remains liable for any breach of this Section 17 by its investors), except to the extent (i) such information is in the public domain (other than as a result of any action or omission of the Subscriber or any person to whom the Subscriber has disclosed such information) or (ii) such information is required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 17, and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this Section 17, then the Subscriber shall disclose only that portion of Confidential Information that the Subscriber is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that confidential treatment be accorded such information. The Subscriber further agrees to return the Memorandum and any other information relating to the Company upon the Company’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 17 by the Subscriber and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

18. No Joint Liability Among the Company, the Adviser, and the Administrator.

The Company shall not be liable for the fulfillment of any obligation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser and the Administrator for any obligation under or in connection with this Subscription Agreement.

19. Independent Nature of Subscribers’ Obligations and Rights.

The obligations of the Subscriber hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Subscriber pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement.

20. Construction.

The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Subscription Agreement.

As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Subscription Agreement shall refer to this Subscription Agreement as a whole and not to any particular provision of this Subscription Agreement.

All references herein to Sections shall be deemed to refer to Sections of this Subscription Agreement, unless specified to the contrary.

Whenever the words “include”, “includes” or “including” are used in this Subscription Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Nothing in this Subscription Agreement shall be deemed to create any right in or benefit for any Person other than the Company and the Subscriber and this Subscription Agreement shall not be construed in any respect to be for the benefit of, and no provision of this Subscription Agreement may be enforced by, any such Person, provided that, notwithstanding the foregoing, any of SLR Capital Partners, LLC and its affiliates, and any SLR Product may enforce the provisions of subsection (b) and (c) of Section 14 of this Subscription Agreement as if it were a party hereto.

21. Severability.

If any one or more of the provisions contained in this Subscription Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

22. Entire Agreement.

This Subscription Agreement, together with any other document that may be delivered in connection herewith and signed by both parties hereto, sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, and memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other document have been made to induce any party to enter into this Subscription Agreement.

[End of page – signature pages follow]

SLR SECURED SPECIALTY LENDING FUND

Subscription Agreement Signature Page

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of ____________________, 20___ with a capital commitment to be allocated as follows to the indicated classes of Shares:

Class F: $
Class D: $
Class S: $
Class I: $
Total: $

Name of the Subscriber (exactly as it appears in the Company’s records)*

Signature of Subscriber or Authorized Signatory	Additional Signature if Required

Print Name	Print Name of Additional Signatory

Title	Print Title of Additional Signatory Record Address of the Subscriber (P.O. Boxes cannot be accepted):

Federal Tax Identification Number (if applicable)*

If more than one Trustee, Fiduciary or other person is exercising investment discretion with respect to the Subscriber, please submit an additional signature page for each additional Trustee, Fiduciary or applicable person.

Signature of Custodian**

Signature of Custodian	Printed Name of Custodian, if Applicable	Print Name and Title of Signatory for Custodian, if applicable

*

If the Subscriber is a custodied account, the underlying beneficial owner(s) should complete and sign the top part of this signature page (using the Subscriber Name required by the custodian for the account). If the Subscriber is a custodied IRA or other custodied retirement account, the federal tax identification number of the custodian should be listed; otherwise, the federal tax identification number(s) of the underlying beneficial owner(s) should be listed. For custodied accounts, the underlying beneficial owners must sign above to evidence their agreement that (i) they have read and agree to this Subscription Agreement, (ii) the Subscriber’s representations and warranties set forth herein are true and correct, and (iii) they have directed the custodian to execute this Subscription Agreement.

**

If applicable (including, without limitation, in the case of a self-directed IRA or other custodied account), the custodian of the Subscriber should complete and sign the bottom line of this signature page. By its signature, the custodian consents to the investment made hereby and, if the Subscriber is a self-directed IRA or the custodian otherwise has the power to bind the Subscriber, the custodian executes this Subscription Agreement solely in its capacity as custodian.

The foregoing Subscription Agreement is accepted and agreed by the Company, for a Capital Commitment of $________________ as of __________________, 20___.

SLR SECURED SPECIALTY LENDING FUND

By: __________________________________
Name: ________________________________
Title: _________________________________

APPENDIX A

INVESTOR QUESTIONNAIRE

Please complete each Section of this Investor Questionnaire.

I. General Information.

1. Investor category of Subscriber (check all that apply)

Individual U.S. person (including your trust)	Banking or thrift institution
Individual Non-U.S. person (including trust)	State or municipal government entity
Broker-dealer	(excluding pension plans)
Insurance company	State or municipal pension plan
Investment company registered with SEC	Sovereign wealth fund and
Private fund	foreign official institutions
Non-profit	Other Non-U.S. person
Pension plan (excluding government plans)	Other

2. Form of Subscriber (check all that are applicable):

Individual	Grantor trust
Joint tenants	Other trust
Tenants in common	IRA/Keough Plan/SEP
Limited partnership	Other Employee benefit plan
General partnership	Non-profit, endowment or foundation
Limited liability company	Other exempt organization
C corporation	Nominee
S corporation	Fiduciary
Estate	Disregarded entity
Other (describe):_____________________

3. If the Subscriber is an individual, please specify whether the Subscriber is an SLR Capital employee / officer / director / affiliate (check all that apply):

SLR Capital employee	SLR Capital officer or director
SLR Capital affiliate	Immediate family member of SLR Capital officer or director
Not applicable

4. If the Subscriber is a disregarded entity that has its own U.S. federal tax identification number, please provide the entity’s tax identification number: _____________________________________

5. Tax year end (month and day): _____________________

6. Is the Subscriber a “fund of funds”? _____ Yes _____ No

7. If the Subscriber is an individual, or if the Subscriber is an entity in which an individual holds, directly or indirectly, more than five percent of the ownership or beneficial interests, please identify (i) all such individuals, and (ii) all entities for which such individuals serve as employee, officer or director. _____________________________

SLR SECURED SPECIALTY LENDING FUND

INVESTOR QUESTIONNAIRE

II. Accredited Investor Status

The Subscriber represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has indicated below each category under which the Subscriber qualifies as an accredited investor.

The Subscriber is:

____ (i)	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

____ (ii)	A savings and loan or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

____ (iii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as from time to time amended (the “Exchange Act”).

____ (iv)

An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as from time to time amended (the “Investment Advisers Act”) or registered pursuant to the laws of a state.

____ (v)	An investment adviser relying on the exemption from registering with the Securities and Exchange Commission (the “SEC”) under Section 203(l) or Section 203(m) of the Investment Advisers Act.

____ (vi)	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

____ (vii)	An investment company registered under the Investment Company Act of 1940, as from time to time amended (the “Investment Company Act”).

____ (viii)	A business development company, as defined in Section 2(a)(48) of the Investment Company Act.

____ (ix)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as from time to time amended.

____ (x)	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act.

____ (xi)	A Rural Business Investment Company, as defined in Section 384A of the Consolidated Farm and Rural Development Act.

____ (xii)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

____ (xiii)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as from time to time amended (“ERISA”), if the investment decision regarding this offering was made by a plan fiduciary (as such term is defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company (as described above) or investment adviser duly registered under the Investment Advisers Act.

____ (xiv)

An employee benefit plan within the meaning of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this offering was made by a bank, insurance company or registered investment adviser.

____ (xv)

An employee benefit plan within the meaning of ERISA which is a self-directed plan with investment decisions made solely by persons described by one or more of the categories set forth in this Section II.

SLR SECURED SPECIALTY LENDING FUND

INVESTOR QUESTIONNAIRE

____ (xvi)

Either (A) a corporation, (B) a Massachusetts or similar business trust, (C) a partnership, (D) a limited liability company, or (E) an organization described in Section 501(c)(3) of the Internal Revenue Code, in any case not formed for the specific purpose of acquiring the Shares and having total assets in excess of $5,000,000.

____ (xvii)	A natural person whose individual net worth, or joint net worth[1] with his or her spouse or spousal equivalent,[2] excluding the value of his or her primary residence, exceeds $1,000,000.[3]

____ (xviii)

A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who reasonably expects income in excess of such amounts in the current year.

____ (xix)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person who has, alone or together with his or her Purchaser Representative (as defined in the aforementioned Regulation D), such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in Shares.

____ (xx)

A trust pursuant to which the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust, and the (each) grantor is described by one or more of the categories set forth in subsections (xvii), (xviii), (xxiii) or (xxiv) of this Section II.

____ (xxi)	A partnership, corporation or other entity in which all of the equity owners are persons described by one or more of the categories set forth in subsections (i) through (xx) of this Section II.[4]

____ (xxii)	An entity of a type not listed in subsections (i) through (xvi), (ix), or (xxi) of this Section II, not formed for the specific purpose of acquiring Shares, owning investments in excess of $5,000,000.

____ (xxiii)

A natural person holding in good standing one or more professional certifications, designations or other credentials that the SEC has designated as qualifying an individual for accredited investor status, including Series 7, Series 65 and Series 82 licenses.

____ (xxiv)	A natural person who is a “knowledgeable employee,” within the meaning of Rule 3c-5(a)(4) under the Investment Company Act with respect to the Company.

____ (xxv)

A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, (i) with assets under management in excess of $5,000,000; (ii) that was not formed for the specific purpose of acquiring Shares; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Shares.

[1]

For the purposes of calculating joint net worth in this subsection, joint net worth can be the aggregate net worth of the Subscriber and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation

[2]	For this purpose, a “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.
[3]

For purposes of this net worth calculation, the Subscriber may exclude the amount of indebtedness secured by the Subscriber’s primary residence up to the amount of the value of such residence. However, if the amount of the indebtedness secured by the Subscriber’s primary residence exceeds the value of such residence, the amount of that excess debt should be treated as a liability and deducted from the Subscriber’s net worth. In addition, indebtedness secured by the Subscriber’s primary residence that is incurred within sixty (60) days of the date of the subscription made hereby must be included as a liability unless such indebtedness is incurred in connection with the acquisition of the Subscriber’s primary residence.

[4]

It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this subsection. If relying on this subsection, the Subscriber agrees to provide to the Company any information regarding the Subscriber’s direct and indirect equity owners in order for the Company to determine whether or not such equity owners are accredited investors

SLR SECURED SPECIALTY LENDING FUND

INVESTOR QUESTIONNAIRE

____ (xxvi)

A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in subsection (xxv) of this Section II and whose prospective investment in the Company is directed by such family office in accordance with clause (iii) of such subsection (xxv).

____ (xxvii)

An employee benefit plan within the meaning of Title I of ERISA, acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A promulgated under the Securities Act, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the plan.

____ (xxviii)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A promulgated under the Securities Act, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the plan.

SLR SECURED SPECIALTY LENDING FUND

INVESTOR QUESTIONNAIRE

III. Supplemental Information

1.Is the Subscriber, or will the Subscriber be, a Benefit Plan Investor (as defined below) or is it or will it be acting on behalf of an entity or other Person that is or will in the future be a Benefit Plan Investor?

☐ yes   ☐ no

A “Benefit Plan Investor” is

•	Any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA.

•

Any “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Such a plan includes, without limitation, an “individual retirement account” described in Section 408 or 408A of the Code, a Keogh plan, an Archer MSA described in Section 220(d) of the Code, a Coverdell education savings account described in Section 530 of the Code and a health saving account described in Section 223(d) of the Code.

•

Any entity that is, or would be deemed to be using “plan assets” (within the meaning of the Plan Assets Regulation) to purchase or hold its investments, including, without limitation, a collective investment trust.

2.

Is the Subscriber, or will the Subscriber be, an entity (other than an insurance company general account) whose assets will be deemed to constitute “plan assets” subject to ERISA or Section 4975 of the Code by reason of investment in such entity by other Benefit Plan Investors?

☐ yes   ☐ no

3.

Answer this Question only if the answer to Question (2) above is “yes”: What is the maximum percentage of the Subscriber’s assets that constitutes or will constitute “plan assets” subject to ERISA or Section 4975 of the Code?

_____________%

4.

If the Subscriber is or will be an insurance company general account, will any portion of its underlying assets in its general account constitute “plan assets” subject to ERISA or Section 4975 of the Code?

☐ yes   ☐ no

5.

Answer this Question only if the answer to Question (4) above is “yes”: What is the maximum percentage of the assets in the Subscriber’s general account that constitutes or will constitute “plan assets” subject to ERISA or Section 4975 of the Code?

_____________%

Without limiting the remedies available in the event of a breach, the Subscriber agrees promptly to notify the Company in writing if there is a change in the percentage as set forth in Question (3) or Question (5) or any other response set forth above, and at such other time or times as the Company may request.

Related Parties/Other Beneficial Parties; Controlling Persons

SLR SECURED SPECIALTY LENDING FUND

INVESTOR QUESTIONNAIRE

6.

Is the Subscriber or will the Subscriber be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Company or an “affiliate” of such a person (a “Controlling Person”)? For purposes of this representation, an “affiliate” includes a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any such person, and “control” with respect to a person, other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ yes   ☐ no

7.	To the best of the Subscriber’s knowledge, does the Subscriber control, or is the Subscriber controlled by or under common control with, any other investor in the Company?

☐ yes   ☐ no

If the question above was answered “Yes,” please indicated the name of such other investor in the space below:

8.

Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, a “nominee” Subscriber or a Subscriber who has entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes.”)

☐ yes   ☐ no

If either question above was answered “Yes,” please contact the Administrator for additional information that will be required.

BHC Investor Status

9.	Is the Subscriber a “BHC Investor”?*

☐ yes   ☐ no

*A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

IV. Dividend Reinvestment Plan.

Pursuant to the Company’s dividend reinvestment plan, cash distributions to investors are automatically reinvested for additional Shares. Subscribers may opt in or opt out of the plan by checking the appropriate box below. Elections may be altered, subject to approval by the Company, by notifying the Company in writing at 500 Park Avenue, 3rd Floor, New York, NY 10022, Attention: Investor Relations. A change in election must be received by the Company at least ten calendar days prior to any distribution date; otherwise, such election shall be effective only with respect to any subsequent distributions.

If neither box is checked, Subscriber will be automatically enrolled in the Company’s dividend reinvestment plan.

☐ Opt-out of the Dividend Reinvestment Plan to receive cash distributions

☐ Opt-in to the Dividend Reinvestment Plan to reinvest distributions for additional Shares

APPENDIX B

BYLAWS OF THE COMPANY

APPENDIX C

DECLARATION OF TRUST OF THE COMPANY

APPENDIX D

INVESTMENT ADVISORY AGREEMENT

APPENDIX E

ADMINISTRATION AGREEMENT

APPENDIX F

PRIVACY POLICY

SLR Secured Specialty Lending Fund, a Delaware statutory trust (the “Fund,” “we,” “us” or “our”) considers privacy to be a fundamental part of our relationship with the recordholders of our common shares who are natural persons (“recordholders”). We are committed to protecting the privacy of our recordholders’ Nonpublic Personal Information (defined below). Accordingly, we have developed internal policies to protect confidentiality, while allowing our business and investment program to be conducted in an appropriate and efficient manner.

These policies apply to current and former recordholders, and govern the conduct of officers and other personnel, if any, of us and our affiliates who provide services to us (including employees, contractors and temporary workers). These policies therefore apply to SLR Secured Lending Partners, LLC (the “Investment Adviser”) and personnel and affiliates of the Investment Adviser who provide services to the Investment Adviser (including employees, contractors and temporary workers).

Our Chief Compliance Officer (“CCO”) will have responsibility for monitoring compliance with our Privacy Policy.

Definitions

Regulation S-P (“Reg S-P”) requires registered investment advisers to develop, implement, and maintain written policies and procedures that address administrative, technical, and physical safeguards for the protection of Customer Information, Sensitive Customer Information and Consumer Information, as defined by Reg S-P. Such policies and procedures must be reasonably designed to:

•	Ensure the security and confidentiality of Customer Information;

•	Protect against any anticipated threats or hazards to the security or integrity of Customer Information;

•	Protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any Customer;

•	Detect, respond to, and recover from unauthorized access to or use of Customer Information, including Customer notification procedures. This response program must include procedures to:

•

Assess the nature and scope of any incident involving unauthorized access to or use of Customer Information and identify the Customer Information Systems and types of Customer Information that may have been accessed or used without authorization;

•	Take appropriate steps to contain and control the incident to prevent further unauthorized access to or use of Customer Information; and

•

Within 30 days of becoming so aware, notify each affected individual whose Sensitive Customer Information was, or is reasonably likely to have been, accessed or used without authorization unless the investment adviser determines, after a reasonable investigation of the facts and circumstances of the incident of unauthorized access to or use of Sensitive Customer Information, that the Sensitive Customer Information has not been, and is not reasonably likely to be, used in a manner that would result in substantial harm or inconvenience. The notification must include a description of the incident, the type of information breached, the date of the breach, contact information, recommended actions for the Customer, and guidance from the Federal Trade Commission.

•

Require oversight, including through due diligence and monitoring, of Service Providers, including to ensure that the investment adviser notifies affected individuals as set forth above. Such policies and procedures must be reasonably designed to ensure Service Providers take appropriate measures to:

•	Protect against unauthorized access to or use of Customer Information; and

•

Provide notification to the investment adviser as soon as possible, but no later than 72 hours after becoming aware that a breach in security has occurred resulting in unauthorized access to a Customer Information System maintained by the Service Provider. Upon receipt of such notification, the Covered Institution must initiate its Incident Response Plan.

•	Ensure that the adviser takes reasonable measures to protect against unauthorized access to or use of Consumer Information or Customer Information in connection with its disposal of the same.

•	Safeguard and properly dispose of Customer Information pursuant to the Safeguards and Disposal Rules, respectively.

•

Maintain written records to document compliance with the Safeguards and Disposal Rules, including policies and procedures, incident documentation, investigation records, notifications, and Service Provider records, as outlined in the table below.

COVERED INSTITUTION	RETENTION PERIOD
Registered Investment Companies and Business Development Companies

Policies and Procedures. A copy of policies and procedures in effect, or that at any time in the past six years were in effect, in an easily accessible place.

Other records. Six years, the first two in an easily accessible place.

Registered Investment Advisers	All records for five years, the first two in an easily accessible place.

Broker-Dealers and Transfer Agents	All records for three years, in an easily accessible place.

For this purpose:

•

“Customer Information” means any record containing Nonpublic Personal Information about a Customer of a financial institution whether in paper, electronic or other form, that is handled or maintained by the Fund or on its behalf.

•

“Nonpublic Personal Information” means “personally identifiable financial information”; and any list, description, or other grouping of Consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.

•	“Customer” means a Consumer who has a Customer Relationship with an investment adviser.

•	“Consumer” means an individual who obtains or has obtained a financial product or service from an investment adviser that is to be used primarily for personal, family, or household purposes.

•

“Customer Relationship” means a continuing relationship between a Consumer and an investment adviser under which the investment adviser provides one or more financial products or services to the Consumer that are to be used primarily for personal, family, or household purposes.

•

“Customer Information Systems” means the information resources owned or used by an investment adviser, including physical or virtual infrastructure controlled by such information resources, or components thereof, organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of Customer Information to maintain or support the adviser’s operations.

•

“Sensitive Customer Information” means any component of Customer Information alone or in conjunction with any other information, the compromise of which could create a reasonably likely risk of substantial harm or inconvenience to an individual identified with the information. Examples of sensitive customer information include:

•	Customer Information uniquely identified with an individual that has a reasonably likely use as a means of authenticating the individual’s identity, including:

•

A Social Security number, official State- or government-issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number;

•	A biometric record;

•	A unique electronic identification number, address, or routing code;

•	Types of information that could be used to gain access to a Customer’s account;

•	Telecommunication identifying information or access device; or

•

Customer Information identifying an individual or the individual’s account, including the individual’s account number, name or online user name, in combination with authenticating information, or in combination with similar information that could be used to gain access to the Customer’s account such as an access code, a credit card expiration date, a partial Social Security number, a security code, a security question and answer identified with the individual or the individual’s account, or the individual’s date of birth, place of birth, or mother’s maiden name.

•

“Consumer Information” means any record about an individual that is a consumer report or is derived from a consumer report, or a compilation of such records, that an investment adviser maintains or otherwise possesses for a business purpose but does not include information that does not identify individuals, such as aggregate information or blind data.

•	“Service Provider” means the Investment Adviser, Administrator, accountants, attorneys, custodians, transfer agent, underwriters, proxy solicitors and any other third party provider.

To understand the difference between Reg S-P’s four types of “Information” it is important to note the following:

•	Most information protected under Regulation S-P is Nonpublic Personal Information;

•	Nonpublic Personal Information includes information of and about Customers and prospective Customers.

•

Customer Information and Sensitive Customer Information are just two different types of Nonpublic Personal Information that only pertain to Customers (i.e. not prospective Customers) to which Reg S-P attaches specific requirements that do not apply to general Nonpublic Personal Information. Sensitive Customer Information is itself, a specific type of Customer Information to which different requirements are attached that do not apply to general Customer Information. Thus, any reference to Nonpublic Personal Information refers also to Customer Information and Sensitive Customer Information (but not vice versa), and any reference to Customer Information refers also to Sensitive Customer Information (but not vice versa).

•

While most Consumer Information will likely also be Nonpublic Personal Information, it could also contain information that is not Nonpublic Personal Information. The concept of Consumer Information is only relevant to one provision in this policy.

Collection of Information

Generally, we will not receive any Nonpublic Personal Information about recordholders of the common shares of the Fund, although certain of our recordholders’ Nonpublic Personal Information may become available to us. The Nonpublic Personal Information that we may receive falls into the following categories:

•	Information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investments;

•	Information about recordholders’ transactions and history with us; or

•	Other general information that we may obtain about recordholders, such as demographic and contact information such as address.

Disclosure of Information

We do not disclose any Nonpublic Personal Information about recordholders, except:

•	to our affiliates (such as the Investment Adviser and SLR Capital Management, LLC (the “Administrator”)) and their employees for everyday business purposes;

•

to our Service Providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees as is necessary to service recordholder accounts or otherwise provide the applicable service;

•	to comply with court orders, subpoenas, lawful discovery requests, or other legal or regulatory requirements; or

•	as allowed or required by applicable law or regulation.

Confidentiality and Information Security

When the Fund shares recordholder’s Nonpublic Personal Information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. The Fund does not permit use of recordholder information for any non-business or marketing purpose, nor does the Fund permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

The Fund’s service providers, such as the Investment Adviser, the Administrator, and the Fund’s transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder Nonpublic Personal Information; prevent unauthorized access or use; and to dispose of such information when it is no longer required.

For all third-party service providers that meet the regulatory definition of Service Provider, the Fund will ensure that each Service Provider takes appropriate measures to:

•	Protect against unauthorized access to or use of Customer Information; and

•

Provide notification to the Fund as soon as possible, but no later than 72 hours after becoming aware that a breach in security has occurred resulting in unauthorized access to a Customer Information System maintained by the Service Provider.

If recordholder’s Nonpublic Personal Information is stored on portable media (including, but not limited to, laptops and mobile devices), or is transmitted over public wireless networks or over the Internet (or other public networks), it must be encrypted.

In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer recordholders’ Nonpublic Personal Information to the new party in control or the party acquiring assets.

Personnel Access to Information and Safeguards

Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.

All personnel of affiliates must adhere to this Policy in addition to any other confidentiality policies of the Investment Adviser or the Fund. These policies provide for the appropriate disposal and protection against unauthorized access or use when we are no longer required to maintain the information.

For the avoidance of doubt, nothing in this policy prohibits personnel from reporting potential violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, or any agency’s inspector general, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employees do not need prior authorization from their supervisor, the Management Committee, the CCO, or any other person or entity affiliated with the Fund to make any such reports or disclosures, and do not need to notify the Fund or any person or entity affiliated with the Fund that they have made such reports or disclosures. Additionally, nothing in this policy prohibits employees/supervised persons from recovering an award pursuant to a whistleblower program of a government agency or entity.

Termination of Relationship and Changes in Policy

If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

Information Stored in Hard Copy Formats

The Fund has implemented the following procedures to protect Customer Information stored in hard copy formats:

•	To the extent practicable, Customer Information will be kept in lockable filing cabinets;

•	All Sensitive Customer Information, as well as our proprietary information, should be locked up at the end of each workday;

•	Documents containing Customer Information must never be left unattended in public spaces, such as lobbies or conference rooms;

•	Documents being printed, copied, or faxed must not be left unattended;

•	Employees will exercise due caution when mailing or faxing documents containing Customer Information to ensure that the documents are sent to the intended recipients; and

•

Employees may only remove documents containing Customer Information from the Fund’s premises for legitimate business purposes. Any documents taken off premises must be handled with appropriate care and returned as soon as practicable.

Incident Management

If any personnel becomes aware of an actual or suspected privacy breach, including any improper disclosure of, or unauthorized use or access to, Customer Information, that Employee/Supervised Person must promptly notify the CCO. Upon becoming aware of an actual or suspected breach, the Chief Financial Officer (“CFO”), working with the CCO and technology provider, will investigate the situation and take the following actions, as appropriate:

•	To the extent possible, identify the information systems involved, the types of information that were disclosed and all individuals affected, or reasonably likely to be affected, by the incident;

•	Identify the individuals that improperly used, accessed, or received the information involved in the incident;

•	Assess the potential impact that the incident will have on impacted individuals (e.g., determine if the incident will cause substantial harm or inconvenience to affected individuals);

•	Notify appropriate members of senior management;

•	Take any actions necessary to prevent further improper disclosures and contain the incident;

•	Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

•

In the case of an incident caused by an external threat actor, no retaliatory or otherwise potentially offensive measures, such as spamming the attacker with emails, conducting a Denial-of-Service attack against them, publicly berating them, etc., shall be taken against the perpetrator or suspected perpetrators;

•	Discuss the issue with legal counsel, and consider discussing the issue with regulatory authorities and/or law enforcement officials;

•

The Fund’s cybersecurity insurance policy should be referenced when responding to an incident. It is crucial that our insurance carrier be notified promptly, and all third parties be notified and/or engaged according to the policy to ensure proper coverage;

•	Assess notification requirements imposed by applicable state and national regulatory authorities and/or law enforcement officials;

•	Evaluate the need to notify affected clients or investors, and make any such notifications in a timely manner in alignment with relevant privacy rules and regulations;

•	Collect, prepare, and retain documentation associated with the inadvertent disclosure and the Fund’s response(s); and

•	Evaluate the need for changes to the Fund’s privacy protection policies and procedures in light of the breach.

All such action will take place as soon as practicable, but not later than 30 days, after the Fund has become aware that unauthorized access to or use of Customer Information has occurred or is reasonably likely to have occurred.

Privacy Notice Disclosure and Delivery

The Fund will direct its transfer agent to, at the time a recordholder relationship is established and on an annual basis, provide to recordholders the Fund’s Privacy Notice as provided in Attachment A to this policy.

Attachment A

PRIVACY NOTICE

We endeavor to maintain the privacy of our recordholders and to safeguard their Nonpublic Personal Information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we will not receive any Nonpublic Personal Information about recordholders of the common shares of the Fund, although certain of our recordholders’ non-public information may become available to us. The Nonpublic Personal Information that we may receive falls into the following categories:

•	Information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investment;

•	Information about recordholders’ transactions and history with us; and

•	Other general information that we may obtain about recordholders, such as demographic and contact information such as address.

We disclose Nonpublic Personal Information about recordholders:

•	to our affiliates (such as the Investment Adviser and the Administrator) and their employees for everyday business purposes;

•

to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriter and proxy solicitors) and their employees as is necessary to service recordholder accounts or otherwise provide the applicable service;

•	to comply with court orders, subpoenas, lawful discovery requests, or other legal or regulatory requirements; or

•	as allowed or required by applicable law or regulation.

When the Fund shares recordholder’s Nonpublic Personal Information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. The Fund does not permit use of recordholder information for any non-business or marketing purpose, nor does the Fund permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

The Fund’s service providers, such as the Investment Adviser, the Administrator, and the Fund’s transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder Nonpublic Personal Information; to prevent unauthorized access or use; and to dispose of such information when it is no longer required. In the event that the Fund becomes aware of an actual or suspected privacy breach, the Fund will investigate the situation and will evaluate the need to notify affected clients or investors.

Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.

If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

In the event of a change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer your Nonpublic Personal Information to the new party in control or the party acquiring assets.

APPENDIX G

TRANSFER RESTRICTIONS

This Appendix G is attached to and made a part of the Subscription Agreement with the Subscriber. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

Transfer of Shares

Prior to any Liquidity Event, no Transfer of the Subscriber’s Shares may be made without the prior written consent of the Company and the Adviser, which may be granted or withheld in their sole discretion, and unless the Shares are registered or such sale, transfer, distribution or other disposition is exempt from registration.

The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (a) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (b) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

Transfer of Capital Commitment

No Transfer of the Subscriber’s Capital Commitment may be made without the prior written consent of the Company, which may be granted in the Company’s sole discretion. In any event, the consent of the Company may be withheld (i) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (ii) such Transfer would violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Capital Commitment to be Transferred.

The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company it shall remain liable for its Capital Commitment prior to the time, if any, when Subscriber shall Transfer its Capital Commitment in accordance with the requirements of this Appendix G.